As filed with the Securities and Exchange Commission on October 16, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 14, 2014

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2014, the board of directors of B&G Foods, Inc. announced it has appointed Robert C. Cantwell, age 57, as the next President and Chief Executive Officer of B&G Foods, effective January 1, 2015.  Mr. Cantwell, who currently serves as B&G Foods’ Executive Vice President of Finance and Chief Financial Officer, will succeed David L. Wenner, age 64, who, as disclosed earlier this year, plans to retire at year end.  Mr. Wenner is expected to remain on the Board of Directors.  B&G Foods has commenced a search for a new Executive Vice President of Finance and Chief Financial Officer.  Mr. Cantwell’s compensation as President and CEO will be determined at a later date.

Mr. Cantwell joined B&G Foods in 1983 as the Assistant Vice President of Finance.  In that position, Mr. Cantwell had responsibility for all financial reporting and budgeting.  Mr. Cantwell was promoted to his current position in 1991, assuming full responsibility for all financial matters, as well as management information systems, data processing, administration and corporate human resources.  Prior to joining B&G Foods, Mr. Cantwell spent four years at Deloitte & Touche LLP, where he received accreditation as a certified public accountant.  Mr. Cantwell has served on the Board of Directors of B&G Foods since 2005.

A copy of the press release issued by B&G Foods on October 15, 2014 announcing the foregoing is attached as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1	Press Release dated October 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 16, 2014	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary